UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 30, 2007

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Certain Officer and Director; Election of Certain Officers

On January 30, 2007, ProQuest Company announced that effective January 30, 2007, Alan Aldworth, resigned as President, Chief Executive Officer, Director and Chairman of the Board of the ProQuest Company (the “Company”) and Richard J. Surratt, age 46, was appointed the Company’s President and Chief Executive Officer.

Mr. Surratt joined the Company on November 2, 2005 as Senior Vice President and has served as the Chief Financial Officer since November 11, 2005. Mr. Surratt served as Executive Vice President, Chief Financial Officer and Treasurer of FLYi (Independence Air, Inc.) from December 2001 until October, 2005 and served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of FLYi (Independence Air, Inc.) from December 1999 to December 2001. From 1990 to December 1999, Mr. Surratt was with Mobil Corporation. During that time he held a number of executive management positions in corporate finance, accounting and new business development. From April 1998 to December 1999, he was Director in the Mergers and Acquisitions Group, functioning as the lead finance member for that team. Prior to that position, he served as Treasurer of Latin America for Mobil Corporation.

Also effective on January 30, 2007, David W. Asai, age 51, became Chief Financial Officer of the Company. Mr. Asai has served as the Vice President, Corporate Controller and Principal Accounting Officer since joining the Company on June 7, 2006. Mr. Asai served as Vice President, Controller and Assistant Secretary with FLYi (Independence Air, Inc.) from 1998 through October 2005 and served as Senior Vice President, Chief Financial Officer and Treasurer from October 2005 until May 2006. From December 1994 until 1998, he served as Vice President, Controller and Chief Accounting Officer at Reno Air, Inc. From July 1992 to November 1994, he was Vice President-Finance and Chief Financial Officer of Spirit Airlines, Inc.

There are no family relationships between either Mr. Surratt or Mr. Asai and any director or executive officer of the Company, which would require disclosure under Item 401(d) of Regulations S-K. Other than with respect to their employment with the Company, there are no transactions between Mr. Surratt, Mr. Asai or any of their immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Aldworth’s resignation, William E. Oberndorf, Managing Director, SPO Partners & Co, was elected Chairman of the Board effective January 30, 2007.

A copy of the press release dated January 30, 2007 is attached as Exhibit 99.1 to this Form 8-K.

Employment Agreement with Richard Surratt

On February 1, 2007, in connection with Mr. Surratt’s promotion to Chief Executive Officer and President, the Company entered into an amendment (“Amendment”) of Mr. Surratt’s employment terms letter agreement dated July 13, 2007 (described in the 8-K filed by the Company on July 17, 2006) as amended on January 18, 2007 (described in the 8-K filed by the Company of January 19, 2007) (collectively, “Existing Agreement”).

A copy of the Amendment is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

The material terms of the Amendment are as follows:

(a)	Mr. Surratt’s base salary was increased to $675,000 and his target bonus percentage was increased to 85% of base salary (both the base salary and target bonus percentage are the same as that previously provided to Mr. Aldworth). Mr. Surratt’s bonus is guaranteed at such target level through June 30, 2008.

(b)	One of the vesting dates for the restricted stock award or liquidation amount in lieu of such award is accelerated from December 31, 2007 to September 1, 2007 and Mr. Surratt is provided in lieu of an equity grant during 2008, one million dollars within five business days after the earliest of (1) June 30, 2008 provided he is employed by the Company on such date, (2) a Change of Control, or (3) termination of his employment without cause or resignation for good reason.

(c)	A sale of ProQuest Information and Learning Company pursuant to the terms set forth in the Subscription Agreement and Plan of Merger by and among ProQuest Company, ProQuest Information and Learning Company, ProQuest Canada/U/K Holdings, LLC, and I&L Holdings, Inc., I&L Operating LLC, Cambridge Scientific Abstracts, Limited Partnership, dated as of December 14, 2006 (“I&L Agreement”) would constitute a Change of Control under Mr. Surratt’s Existing Agreement entitling him to certain benefits. The Amendment redefines Change of Control so that other than for purposes of qualifying for enhanced severance and funding of such severance into a rabbi trust, the sale of ProQuest Information and Learning Company does not constitute a Change of Control (including not constituting a Change of Control for purposes of accelerated vesting of the equity replacement grants). The Amendment also delays the date when Mr. Surratt can voluntarily terminate his employment and have it treated as good reason from between December 31, 2007 and January 30, 2008 to between June 30, 2008 and July 31, 2008. The Amendment also provides reimbursement and a tax gross-up for relocation and related expenses.

(d)	Except for regular salary compensation (including annual bonus), no payments in addition to those provided by his Existing Agreement can be made to Mr. Surratt prior to the payment in full in cash of the Secured Obligations under, and as defined in, the Waiver and Omnibus Amendment Agreement dated as of May 2, 2006 (as amended, supplemented or otherwise modified from time to time), among the Company, certain of its subsidiaries, the lenders thereunder and LaSalle Bank Midwest National Association, as collateral agent (“Loan Repayment Date”).

Separation Agreement with Alan Aldworth

On February 1, 2007, the Company entered into a Separation Agreement with Alan Aldworth in connection with his resignation as President, Chief Executive Officer, Director and Chairman of the Board.

A copy of the Separation Agreement is attached hereto as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The following summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Pursuant to the terms of the Separation Agreement, the Company has agreed that if the sale of ProQuest Information and Learning occurs by March 31, 2007 with no material change from the terms set forth in the I&L Agreement and the Loan Repayment Date occurs, the Company will provide Mr. Aldworth with 24 months of base salary ($56,250 monthly base salary) payable over the 24 months after his resignation and up to 24 months of health benefit continuation. In return, Mr. Aldworth has agreed to cooperate with the Company and to a 12-month nonsolicitation of employees and customers as well as a release of all claims that he may have against the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Amendment to Richard Surratt’s employment letter.

10.2	Aldworth Separation agreement

99.1	Press Release of the Company issued on January 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE February 1, 2007	BY	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel